Exhibit 99.1

NAREIT Investor Forum June 3-5, 2009 www.inlandrealestate.com NYSE: IRC

FORWARD-LOOKING STATEMENTS These presentation materials contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” The Company intends that all such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please refer to the documents filed by the Company with the SEC, specifically the annual report on Form 10-K for the year ended December 31, 2008. Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

IRC SNAPSHOT PROFILE Inception 1994; self-administered and self-managed 2000; listed on NYSE June 2004 Targets stable, demographically-strong Midwest markets Over 80% of assets located in high density infill locations in Chicago and Minneapolis MSAs 141 Neighborhood, Community, Power, Lifestyle centers and single-tenant properties1 14.3 million square feet of leasable space under management in 14 states1 $1.8 billion in assets1 Total capitalization of $1.6 billion as of 3/31/09 Source: Company filings. Data current as of 3/31/09 (1) Includes six non-retail properties and retail properties in unconsolidated joint ventures at 100 percent; excludes development JVs and non-owned, managed IREX JV properties; $1.8B in assets based on full purchase price acquisition value.

INVESTMENT HIGHLIGHTS (1) Source: Company and company filings as of 3/31/09 Experienced leadership team Attractive demographics in stable Midwest markets with high barriers to entry Diverse tenant base with strong national retail anchors 73% of total portfolio annual base rent from national retailers (1) No single tenant accounts for more than 6.5% of annual base rent on total portfolio (1) Defensive portfolio: 64% of retail square footage is grocery, drug or discount store anchored (1) Solid occupancy and rental rate performance Total portfolio was 93.6% leased as of March 31, 2009 (1) Total portfolio rental rates increased for new and renewal leases 8.9% and 2.7%, respectively in 1Q09 (1) Well-staggered lease expirations Critical mass of assets in core markets enables management efficiencies / leasing flexibility Joint ventures build long-term value Focus on a strong balance sheet: Dividend reduced to 100% of REIT taxable income Equity raise Proactively addressing debt maturities

EXPERIENCED LEADERSHIP TEAM

LEADERSHIP TEAM AVERAGES OVER 20 YEARS REAL ESTATE EXPERIENCE

Senior Leadership	***Inland Tenure***	***Background / Experience***
Thomas D'Arcy Non-executive chairman	4 yrs. as IRC independent director & audit committee member (20+ yrs. real estate experience)	Currently a principal in private firm Bayside Realty Partners; formerly CEO of a publicly traded, Midwest-focused shopping center REIT
Mark Zalatoris President & CEO	23 yrs.	Appointed president & CEO April 2008; EVP & COO 2004-2008; CFO 1994-2004; extensive knowledge of portfolio
Brett Brown Chief Financial Officer	5 yrs. (15 yrs. at Great Lakes REIT)	Deep public company reporting experience; former Great Lakes REIT SVP – Financial Reporting
Scott Carr President, Inland Commercial Property Management Inc.	21 Yrs.	Has overseen property management operations since 1994; strong retailer relationships
William Anderson Vice President, Transactions	21 Yrs.	Skilled at analyzing, negotiating retail center acquisitions & dispositions

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Inland Real Estate Corporation

STRONG MARKET DEMOGRAPHICS IRC data source: Claritas 3-mile data as of Jan. 2009. IRC stats are a straight average of Claritas’ three-mile data for all stabilized IRC retail properties. Peer data source: Green Street Advisors, “Strip Center REITs: December ‘08 Update” (individual company profiles are updated by Green Street once per year). IRC’s centers are supported by strong demographics and high barriers to entry These traits enhance the portfolio’s resiliency in an economic downturn and protect it from new supply 180 160 140 120 100 80 60 40 20 0 FRT KIM IRC WRI REG EQY DDR 167.9 107.7 89.8 87.3 87.2 85.1 72.8 AVERAGE 3-MILE POPULATION $80 $70 $60 $50 $40 $30 $20 $10 $0 FRT IRC WRI KIM REG EQY DDR $69.4 $69.0 $67.6 $66.3 $63.5 $56.5 $50.3 MEDIAN 3-MILE INCOME (In Thousands) (In Thousands)

CORE MARKETS (1) Source: IRC first quarter earnings conference call; CBRE MarketView First Quarter 2009 reports. Note: IRC market summary & MSA portfolio occupancy rates exclude non-retail properties & development JVs; include retail properties in unconsolidated JVs at 100 percent. Centers are well located in IRC’s core markets as demonstrated by the portfolio’s occupancy statistics Occupancy is consistently 200 to 300 basis points higher than core MSA averages IRC Midwest locations MSA # of Retail Properties Total Retail GLA (MM) % of Retail Portfolio Chicago MSA 86 8.7 65.2% Minneapolis MSA 25 2.2 17.0% Other Markets 24 2.4 17.8% Total 135 13.3 100.0% IRC Market Summary MSA IRC Portfolio Occupancy (1) CBRE MSA Average Occupancy (1) Chicago MSA 91.6% 89.0% Minneapolis MSA 95.1% 92.5% Portfolio Occupancy

DIVERSIFIED TENANT BASE

- IRC's portfolio contains a strong and diversified tenant base
- IRC's top three tenants are the market leading grocers in their respective markets
- Defensive focus: grocer/drug/discount-anchored centers comprise 64% of total retail GLA

Major Tenant Summary (1)

Tenant Name	Number of Stores	Annual Base Rent	% of Annual Base Rent	GLA Square Feet	% of Total Square Footage
SuperValu, Inc.	16	$10,883	6.49%	1,032,112	7.20%
Dominick's Finer Foods	10	7,849	4.68%	667,319	4.65%
Roundy's	7	4,652	2.77%	435,625	3.04%
Carmax	2	4,021	2.40%	187,851	1.31%
TJX Companies, Inc. (2)	13	3,699	2.20%	419,292	2.93%
PetSmart	11	3,535	2.11%	267,138	1.86%
Best Buy	4	2,424	1.45%	183,757	1.28%
The Sports Authority	4	2,340	1.40%	175,458	1.22%
Office Depot	9	2,276	1.35%	199,188	1.39%
The Gap	8	1,873	1.12%	136,420	0.94%
Retail Ventures, Inc. (DSW)	4	1,859	1.11%	92,915	0.65%
Kroger	4	1,837	1.10%	235,687	1.64%
OfficeMax	6	1,826	1.09%	144,596	1.02%
Michaels	7	1,737	1.03%	149,908	1.05%
Total		$50,811	30.30%	4,327,266	30.18%

Portfolio GLA by Property Type (3)



Single-tenant
10%
Lifestyle
4%
Neighborhood/
Community
52%
Power
34%

Source: Company filings as of 3/31/2009.
(1) "Major Tenant Summary" is based on "total portfolio".
(2) Includes TJ Maxx, Marshalls and AJ Wright stores.
(3) "Portfolio GLA by Property Type" is based on "total portfolio," excluding 5 non-retail IREX JV properties.

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Inland Real Estate Corporation

10.8% Increase 12.3% Increase 2.7% Increase 8.9% Increase SOLID OPERATING FUNDAMENTALS Despite the economic downturn, IRC continues to increase rental rates on renewals and new leases In 1Q09, 65 leases were signed for rental of 276,239 square feet of GLA Full Year 2008 Expiring Average Base Rent (PSF) New Average Base Rent (PSF) TOTAL PORTFOLIO RENT INCREASES: RELEASING & RETENANTING 1Q09 $11.47 $10.62 $11.78 $11.56 Renewals New Leases $12.70 $12.19 $13.69 $11.47 Renewals New Leases

WELL STAGGERED LEASE EXPIRATIONS No more than 10.9% of total portfolio annualized base rent expected to roll in any one year before 20181 Source: Company filings as of March 31, 2009 (1) Based on total portfolio (consolidated and unconsolidated properties at 100 percent). LEASE ROLLOVER AS A % OF CONTRACTUAL RENT1 5.8% 9.0% 9.6% 10.3% 10.9% 9.9% 5.2% 3.4% 6.8% 29.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018+

JOINT VENTURES BUILD VALUE Diversify Capital Resources + Expand Platform + Drive Future Growth Asset Based, Asset Management and Development JV Strategies Retail Focus IRC Knowledge Value-enhancing High Quality Partners ‘Union of Expertise’ Long-term Asset Management Role

ASSET-BASED JOINT VENTURE New York State Teachers’ Retirement System (NYSTRS) JV Formed 2004 to acquire up to $400MM in Midwest retail assets Increase income via fees: property management, leasing, acquisition services Approximately $2.0MM of fee income earned annually $320MM invested in Midwest retail to date Orland Park Place Orland Park, IL

ASSET MANAGEMENT JOINT VENTURE Inland Real Estate Exchange Corporation (IREX) Joint Venture Venture formed 9/06 to explore growth potential of 1031 exchange business “Union of Expertise” IRC provides acquisition /asset management expertise to premiere 1031 Exchange sponsor IREX provides syndication expertise and access to large broker / dealer network IRC earns fee income; takes long-term asset management role 2007: Achieved 150% of IREX acquisitions goal of $100MM worth of assets 2 single-user retail properties (Best Buy, Rainbow Foods) aggregating 132,700 SF / $17.0MM acquisition value 2 retail centers (Delavan Crossing, Greenfield Commons) aggregating 93,200 SF / $15.6MM acquisition value 5 office properties (FMC Technologies, Apria Healthcare, AT&T call centers) aggregating 756,400 SF / $117.5MM acquisition value 2008: Achieved 180% of annual goal of $100MM worth of assets; pre-funded 2009 pipeline 43,000 SF Fox Run Square neighborhood retail center: $23.2MM 100% closed 18,000 SF University of Phoenix building: $5.6MM ~91% closed @ 3/31/09 840,000 SF Bank of America office buildings (4): $152.6MM 2 offerings, each ~40% closed @ 3/31/09

JOINT VENTURE FEE INCOME JOINT VENTURE FEE INCOME GROWTH $2.5 MM $4.3 MM $5.6 MM Total JV fee income compound annual growth rate nearly 50% (2006-2008) 2008 IREX JV fee income up 33% vs prior year; 1Q09 up 45% over 1Q08 Source: Company filings as of 3/31/09 $0.8 MM $1.1 MM IREX JV Fee Income Other JV Fee Income (In Millions) $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2006 2007 2008 $0.2 $2.3 $2.4 $1.9 $3.2 $2.4 (In Millions) $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $0.6 $0.2 $0.3 $0.8 1Q08 1Q09

DEVELOPMENT JOINT VENTURES Inland Venture Corporation / Expanded Taxable REIT Subsidiary IRC and successful established developers form a “union of expertise” Developers skilled at sourcing sites, securing big-box anchors IRC contributes financing, leasing, property management expertise to enhance productivity of new developments Programmatic JV structures provide opportunities for future projects with existing partners IRC gains benefits of multiple development talent pools Diversifies risk Leverages unique strengths / geographic expertise of each developer Opportunity to expand portfolio -- add completed assets at pre-negotiated market discount or sell them for a profit Savannah Crossing North Aurora Town Centre Orchard Crossing

$ 70,000,000 64 Acres 450,000 sq ft Pine Tree Institutional Realty Lantern Commons Westfield (Indianapolis), IN $360,200,000 2 402 Acres 2,706,000 sq ft 1 TOTALS: $ 13,600,000 7 Acres 91,000 sq ft Pine Tree Institutional Realty Southshore Shopping Center Boise, ID $ 40,200,000 53 Acres 319,000 sq ft 11 Outlots Paradise Group Tuscany Village Clermont, FL $ 96,000,000 74 Acres 535,000 sq ft Tucker Development Corporation The Shops at Lakemoor Lakemoor, IL $ 26,100,000 32 acres (includes 12.6 acres sold) 258,000 sq ft Pine Tree Institutional Realty Orchard Crossing Ft. Wayne, IN $14,300,000 54 acres (includes 40 acres sold) 265,000 sq ft 4 Outlots TMK Development Savannah Crossing Aurora, IL $100,000,000 118 acres (includes 6.5 acres sold) 788,000 sq ft 24 outlots North American Real Estate (NARE) North Aurora Town Centre North Aurora, IL Est. Development Cost Size Partner Development Data current as of 3/31/09. (1) Projected total square footage of developments, i.e., includes non-owned sq ft. (2) Gross costs – net of proceeds from completed land sales; does not include proceeds from anticipated land sales. DEVELOPMENT JOINT VENTURES Inland Venture Corporation / Expanded Taxable REIT Subsidiary

(1) As of 12/31/08; includes sold core properties and IREX JV acquisitions; acquisition value represents full purchase price, including potential earn-outs. (2) Includes properties acquired through unconsolidated joint ventures at 100 percent. ACQUISITION HISTORY 8.72% weighted average cap rate for assets acquired 1995 – 20081 No new acquisitions forecasted for 2009 IRC Acquisition Cap Rate 2008 Acquisitions Goal ($100-$150 MM) PORTFOLIO ACQUISITION HISTORY (1) Actual Acquisitions Acquisitions ($MM) $0 $50 $100 $150 $200 $250 $300 $350 $400 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005(2) 2006(2) 2007(2) 2008(2) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% Wtd.Avg.Cap Rate

MAINTAINING A STRONG BALANCE SHEET (1) Source: Company and company filings as of 3/31/09 STEPS MANAGEMENT HAS TAKEN TO IMPROVE LIQUIDITY: Reduced annual dividend for 2009 to 100% of REIT taxable income Equity offering: 17.1 million shares @ $6.50 per share Net proceeds of $106.4 million Enhances liquidity in an uncertain environment Proactively addresses debt maturities through 2012 Pro forma debt to undepreciated book value of assets of 56% (1) Current development projects: Minimal near term construction funding required as early projects are successfully operating and later projects have been delayed

$335.3 DEBT MATURITIES One remaining 2009 maturity Currently negotiating early 2010 secured maturities & evaluating financing alternatives for remainder Source: Company filings and public disclosures (1) Includes $140.0 million term loan due September 2010. (2) Proforma for paydown of line of credit to $0 outstanding balance and repurchase of additional $20MM face value of IRC convertible notes as of May 29, 2009 (total face value repurchased to date totals $50MM ); Line of credit matures April 2011; 2011 maturities also include $130.0 million of convertible notes at first put date in November 2011. $MM Secured Debt Term Loan Convertible Notes $230.0 $195.3 $100.0 $140.0 $130.0 $11.6 $54.5 $0.0 $66.7 $7.4 $0 $50 $100 $150 $200 $250 $300 $350 2009 2010 (1) 2011 (2) 2012 2013 2014 Thereafter

SUMMARY (1) Source: Based on 1Q09 reported results. This peer group includes: AKR, BFS, DDR, EQY, FRT, KIM, KRG, REG, RPT, WRI IRC is well positioned to weather the current economic downturn Debt to undepreciated book value of assets is 56.3% vs. peer average of 63.9% (1) Necessity and value-based retail in high barrier to entry markets should outperform other retail real estate IRC is aggressively re-leasing and managing its existing portfolio 1Q09 portfolio occupancy declined only 50 basis points vs. peer average decline of 100 basis points (1) Developments are flexible but have the potential to add growth Senior management team has experience successfully managing through economic downturns Independent board members include two well-respected former CEOs of public shopping center companies IRC is executing a capital plan that will further strengthen its balance sheet